EXHIBIT 30

AMENDED AND RESTATED AGREEMENT OF
JOINT FILING OF SCHEDULE 13D

      The undersigned hereby agree to jointly prepare and file with regulatory authorities Amendment Number 8 ("Amendment No. 8") to the statement on Schedule 13D, dated September 30, 2009, filed by MacAndrews & Forbes Holdings Inc., MacAndrews & Forbes LLC, STH Partners, L.P. and TransTech Pharma, Inc. and (other than in the case of TransTech Pharma, Inc.) any subsequent amendments thereto reporting each of the undersigned's ownership of securities of SIGA Technologies, Inc. and hereby affirm that such Amendment No. 8 is being filed on behalf of each of the undersigned.

Dated: October 2, 2009	MACANDREWS & FORBES HOLDINGS INC.
MACANDREWS & FORBES LLC

	By:	/s/ Barry F. Schwartz
		Name:	Barry F. Schwartz
		Title:	Executive Vice Chairman

Dated: October 2, 2009	STH PARTNERS, L.P.

	By:	/s/ Paul G. Savas
		Name:	Paul G. Savas
		Title:	Executive Vice President – Finance

Dated: October 2, 2009	TRANSTECH PHARMA, INC.

	By:	/s/ Anne L. Showalter
		Name:	Anne L. Showalter
		Title:	Senior Vice President Legal Affairs and Secretary